                                                                  EXECUTION COPY

================================================================================

                                    $75,000,000


                  AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT



                             Dated as of March 24, 2000

                                       among

                              TELETECH HOLDINGS, INC.,

                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                              AS ADMINISTRATIVE AGENT,

                             THE CO-AGENTS PARTY HERETO


                                        AND

                   THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                    ARRANGED BY

                           BANC OF AMERICA SECURITIES LLC


================================================================================

                                  TABLE OF CONTENTS

SECTION                                                                  PAGE
-------                                                                  ----
ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .1
     1.02  Other Interpretive Provisions . . . . . . . . . . . . . . . . . 21
     1.03  Accounting Principles . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE II  THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.01  Amounts and Terms of Commitments; Tranche Modifications . . . . 23
     2.02  Loan Accounts . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.03  Procedure for Borrowing . . . . . . . . . . . . . . . . . . . . 24
     2.04  Conversion and Continuation Elections . . . . . . . . . . . . . 25
     2.05  Voluntary Termination or Reduction of Commitments . . . . . . . 27
     2.06  Optional Prepayments. . . . . . . . . . . . . . . . . . . . . . 27
     2.07  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     2.08  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     2.09  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     2.10  Computation of Fees and Interest. . . . . . . . . . . . . . . . 28
     2.11  Payments by the Company . . . . . . . . . . . . . . . . . . . . 29
     2.12  Payments by the Lenders to the Administrative Agent . . . . . . 29
     2.13  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . 30
     2.14  Security and Guaranty . . . . . . . . . . . . . . . . . . . . . 30
     2.15  Extensions of the Commitments.. . . . . . . . . . . . . . . . . 31

ARTICLE III  THE LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . 31
     3.01  The Letter of Credit Subfacility. . . . . . . . . . . . . . . . 31
     3.02  Issuance, Amendment and Renewal of Letters of Credit. . . . . . 33
     3.03  Risk Participations, Drawings and Reimbursements. . . . . . . . 34
     3.04  Repayment of Participations . . . . . . . . . . . . . . . . . . 36
     3.05  Role of the Issuer. . . . . . . . . . . . . . . . . . . . . . . 36
     3.06  Obligations Absolute. . . . . . . . . . . . . . . . . . . . . . 37
     3.07  Cash Collateral Pledge. . . . . . . . . . . . . . . . . . . . . 38
     3.08  Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . 38
     3.09  Applicability of ISP98 and UCP. . . . . . . . . . . . . . . . . 39

ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . . 39
     4.01  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     4.02  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     4.03  Increased Costs and Reduction of Return . . . . . . . . . . . . 40
     4.04  Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . . 41
     4.05  Inability to Determine Rates. . . . . . . . . . . . . . . . . . 42
     4.06  Reserves on Offshore Rate Loans . . . . . . . . . . . . . . . . 42
     4.07  Certificates of Lenders . . . . . . . . . . . . . . . . . . . . 42
     4.08  Substitution of Lenders . . . . . . . . . . . . . . . . . . . . 42
     4.09  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE V  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . 43

                                       i

     5.01  Conditions to Effectiveness of Restatement. . . . . . . . . . . 43
     5.02  Conditions to All Credit Extensions . . . . . . . . . . . . . . 44

ARTICLE VI  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 45
     6.01  Corporate Existence and Power . . . . . . . . . . . . . . . . . 45
     6.02  Corporate Authorization; No Contravention . . . . . . . . . . . 45
     6.03  Governmental Authorization. . . . . . . . . . . . . . . . . . . 46
     6.04  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.05  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.06  No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.07  ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . . 47
     6.08  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . 47
     6.09  Title to Properties . . . . . . . . . . . . . . . . . . . . . . 47
     6.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     6.11  Financial Condition . . . . . . . . . . . . . . . . . . . . . . 48
     6.12  Environmental Matters . . . . . . . . . . . . . . . . . . . . . 48
     6.13  Collateral Documents. . . . . . . . . . . . . . . . . . . . . . 49
     6.14  Regulated Entities. . . . . . . . . . . . . . . . . . . . . . . 49
     6.15  No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . 49
     6.16  Copyrights, Patents, Trademarks and Licenses, etc . . . . . . . 49
     6.17  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . 50
     6.18  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     6.19  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     6.20  Swap Obligations. . . . . . . . . . . . . . . . . . . . . . . . 50
     6.21  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE VII  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . 50
     7.01  Financial Statements and Other Reports. . . . . . . . . . . . . 50
     7.02  Certificates; Other Information . . . . . . . . . . . . . . . . 51
     7.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     7.04  Preservation of Corporate Existence, Etc. . . . . . . . . . . . 53
     7.05  Maintenance of Property . . . . . . . . . . . . . . . . . . . . 53
     7.06  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.07  Payment of Obligations. . . . . . . . . . . . . . . . . . . . . 54
     7.08  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . 54
     7.09  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . 54
     7.10  Inspection of Property and Books and Records. . . . . . . . . . 54
     7.11  Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . 55
     7.12  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 55
     7.13  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE VIII  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 56
     8.01  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . 56
     8.02  Disposition of Assets . . . . . . . . . . . . . . . . . . . . . 57
     8.03  Consolidations and Mergers. . . . . . . . . . . . . . . . . . . 58
     8.04  Loans and Investments . . . . . . . . . . . . . . . . . . . . . 58
     8.05  Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . 59
     8.06  Transactions with Affiliates. . . . . . . . . . . . . . . . . . 59

                                       ii

     8.07  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.08  Contingent Obligations. . . . . . . . . . . . . . . . . . . . . 60
     8.09  Joint Ventures. . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.10  Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . 60
     8.11  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . 60
     8.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     8.13  Amendments to Charter Documents . . . . . . . . . . . . . . . . 61
     8.14  Change in Business. . . . . . . . . . . . . . . . . . . . . . . 61
     8.15  Accounting Changes. . . . . . . . . . . . . . . . . . . . . . . 61
     8.16  Debt to EBITDAR Ratio . . . . . . . . . . . . . . . . . . . . . 61
     8.17  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . 61
     8.18  Quarterly Profitability . . . . . . . . . . . . . . . . . . . . 61
     8.19  Maximum Combination of Cash Capital Expenditures and Permitted
           Acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . . 62
     8.20  Permitted Acquisitions. . . . . . . . . . . . . . . . . . . . . 62
     8.21  Secured Amount. . . . . . . . . . . . . . . . . . . . . . . . . 62
     8.22  Restrictive Agreements. . . . . . . . . . . . . . . . . . . . . 62

ARTICLE IX  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 62
     9.01  Event of Default. . . . . . . . . . . . . . . . . . . . . . . . 62
     9.02  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     9.03  Rights Not Exclusive. . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE X  THE ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . . 66
     10.01  Appointment and Authorization; "Administrative Agent". . . . . 66
     10.02  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . 66
     10.03  Liability of Administrative Agent. . . . . . . . . . . . . . . 66
     10.04  Reliance by Administrative Agent . . . . . . . . . . . . . . . 67
     10.05  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . 67
     10.06  Credit Decision. . . . . . . . . . . . . . . . . . . . . . . . 68
     10.07  Indemnification of Administrative Agent. . . . . . . . . . . . 68
     10.08  Administrative Agent in Individual Capacity. . . . . . . . . . 69
     10.09  Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . 69
     10.10  Withholding Tax. . . . . . . . . . . . . . . . . . . . . . . . 69
     10.11  Collateral Matters . . . . . . . . . . . . . . . . . . . . . . 71
     10.12  Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . 71

ARTICLE XI  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 72
     11.01  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . 72
     11.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     11.03  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . 73
     11.04  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . 73
     11.05  Company Indemnification. . . . . . . . . . . . . . . . . . . . 74
     11.06  Marshalling; Payments Set Aside. . . . . . . . . . . . . . . . 75
     11.07  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 75
     11.08  Assignments, Participations, etc . . . . . . . . . . . . . . . 75
     11.09  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 77
     11.10  Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     11.11  Automatic Debits of Fees . . . . . . . . . . . . . . . . . . . 78

                                       iii

     11.12  Notification of Addresses, Lending Offices, Etc. . . . . . . . 78
     11.13  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 78
     11.14  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 78
     11.15  No Third Parties Benefited . . . . . . . . . . . . . . . . . . 79
     11.16  Governing Law and Jurisdiction . . . . . . . . . . . . . . . . 79
     11.17  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 79
     11.18  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 80
     11.19  Restatement Date . . . . . . . . . . . . . . . . . . . . . . . 80
     11.20  Departing Lender . . . . . . . . . . . . . . . . . . . . . . . 80

SCHEDULES


Schedule 1.01        Existing Letters of Credit
Schedule 2.01        Commitments
Schedule 6.07        ERISA
Schedule 6.11        Permitted Liabilities
Schedule 6.12        Environmental Matters
Schedule 6.17        Subsidiaries and Minority Interests
Schedule 8.01        Permitted Liens
Schedule 8.05        Permitted Indebtedness
Schedule 8.08        Contingent Obligations
Schedule 11.02       Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A            Form of Notice of Borrowing
Exhibit B            Form of Notice of Conversion/Continuation
Exhibit C            Form of Compliance Certificate
Exhibit D            Form of Assignment and Acceptance
Exhibit E            Form of Promissory Note
Exhibit F            Form of Control Agreement

                   AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

       This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is entered into as of March 24, 2000, among TeleTech Holdings, Inc., a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively, the "LENDERS"; individually, a "LENDER"), Bank of America, National Association (f/k/a Bank of America National Trust and Savings Association), as Administrative Agent for the Lenders, and the parties identified on the signature pages hereto as Co-Agents in such capacity.

       WHEREAS, the Company, the Lenders, the Administrative Agent and the Co-Agents entered into that certain Revolving Credit Agreement dated as of November 20, 1998 (the "Prior Credit Agreement"), pursuant to which the Prior Lenders made a revolving credit facility available to the Company; and

       WHEREAS, the Company, the Lenders, the Administrative Agent and the Co-Agents wish to refinance and increase the existing revolving credit facility and to make available a letter of credit subfacility and, concurrently, to amend and restate the Prior Credit Agreement in its entirety;

       NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree, subject to the fulfillment of the conditions precedent set forth in SECTION 5.01, that the Prior Credit Agreement is hereby amended and restated in its entirety as follows:

                                     ARTICLE I


                                    DEFINITIONS

       1.01 CERTAIN DEFINED TERMS. The following terms have the following meanings:

              "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
       (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

              "ADMINISTRATIVE AGENT" means BofA in its capacity as Administrative Agent for the Lenders hereunder, and any successor agent arising under SECTION 10.09.

              "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

              "AGENT-RELATED PERSONS" means the initial Administrative Agent, any successor agent arising under SECTION 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

              "AGENT'S PAYMENT OFFICE" means the address for payments set forth on SCHEDULE 11.02 or such other address as the Administrative Agent may from time to time specify.

              "AGGREGATE COMMITMENT" means the aggregate Commitments of the Lenders.

              "AGREEMENT" means this Amended and Restated Revolving Credit Agreement.

              "APPLICABLE COMMITMENT FEE PERCENTAGE" means (a) with respect to the Tranche A Commitment Amount, .125% and (b) with respect to the Tranche B Commitment Amount, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Debt to EBITDAR Ratio of the Company shall fall within the indicated ranges:

     -------------------------------------------------------------------------
             Debt to EBITDAR Ratio                            Commitment F
     -------------------------------------------------------------------------

     Greater than or equal to 2.50 to 1.0                           0.35%
     -------------------------------------------------------------------------
     Greater than or equal to 2.0 to 1.0 and                        0.30%
                            < 2.50 to 1.0
     -------------------------------------------------------------------------
     Greater than or equal to 1.0 to 1.0 and                        0.25%
                            < 2.0 to 1.0
     -------------------------------------------------------------------------
                            < 1.0 to 1.0                            0.20%
     -------------------------------------------------------------------------

       The Debt to EBITDAR Ratio shall be calculated by the Company as of the end of each fiscal quarter, commencing with the fiscal quarter ended March 31, 2000, and shall be reported to the Administrative Agent pursuant to a Compliance Certificate executed by a Responsible Officer of the Company and delivered pursuant to SUBSECTION 7.02(b) hereof. The Applicable Commitment Fee Percentage with respect to the Tranche B Commitment Amount shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate; PROVIDED, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Administrative Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Administrative Agent pursuant to SUBSECTION 7.01(a) or (b), then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Commitment Fee Percentage with respect to the Tranche B Commitment Amount shall be equal to 0.35%. From the Restatement Date until adjusted as described above, the Applicable Commitment Fee Percentage with respect to the Tranche B Commitment Amount shall be equal to .25%.

              "APPLICABLE MARGIN" means (a) with respect to Tranche A Loans, .225% per annum and (b) with respect to Tranche B Loans, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Debt to EBITDAR Ratio of the Company shall fall within the indicated ranges:

   ------------------------------------------------------------------------------------
                     Debt to EBITDAR Ratio                     Applicable Margin
   ------------------------------------------------------------------------------------

   Greater than or equal to 2.5 to 1.0                                1.50%
   ------------------------------------------------------------------------------------
   Greater than or equal to 2.0 to 1.0 and                            1.25%
                          < 2.50 to 1.0
   ------------------------------------------------------------------------------------
   Greater than or equal to 1.0 to 1.0 and                            1.00%
                          < 2.0 to 1.0
   ------------------------------------------------------------------------------------
   Greater than or equal to 0.5 to 1.0 and                            0.75%
                          < 1.0 to 1.0
   ------------------------------------------------------------------------------------
                          < 0.5 to 1.0                                0.50%
   ------------------------------------------------------------------------------------

       The Debt to EBITDAR Ratio shall be calculated by the Company as of the end of each fiscal quarter, commencing with the fiscal quarter ended March 31, 2000, and shall be reported to the Administrative Agent pursuant to a Compliance Certificate executed by a Responsible Officer of the Company and delivered pursuant to SUBSECTION 7.02(b). The Applicable Margin with respect to Tranche B Loans shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate, with such adjustment to apply to all Interest Periods then outstanding and beginning thereafter until the next adjustment date; PROVIDED, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Administrative Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Administrative Agent pursuant to SUBSECTION 7.01(a) or (b), then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Margin with respect to Tranche B Loans shall be equal to 1.50%. From the Restatement Date until adjusted as described above, the Applicable Margin with respect to Tranche B Loans shall be equal to 1.0%.

              "ARRANGER" means Banc of America Securities LLC, a Delaware limited liability company.

              "ASSIGNEE" has the meaning specified in SUBSECTION 11.08(a).

              "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

              "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

              "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

              "BASE RATE LOAN" means a Revolving Loan or an L/C Advance that bears interest based on the Base Rate.

              "BOFA" means Bank of America, National Association (f/k/a Bank of America National Trust and Savings Association), a national banking association.

              "BORROWING" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Lenders under ARTICLE II, and in the case of Offshore Rate Loans, having the same Interest Period.

              "BORROWING DATE" means any date on which a Borrowing occurs under
       SECTION 2.03.

              "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent's office is located, and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

              "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

              "CAPITAL EXPENDITURES" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on the consolidated balance sheet of the Company and the Subsidiaries prepared in accordance with GAAP as a fixed or capital asset (other than expenditures incurred to effect an Acquisition) excluding (a) the cost of assets acquired under Capitalized Lease Obligations, (b) expenditures of insurance proceeds to rebuild or replace any assets after a casualty loss, and (c) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

              "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

              "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

              "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuer and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuer and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA while an Event of Default is continuing and shall be transferred to an interest bearing account as soon as practicable after the termination of such Event of Default.

              "CASH EQUIVALENTS" means Investments maturing within one year from the date of investment in (a) certificates of deposit, Eurodollar time deposits, other interest bearing deposits or accounts and repurchase agreements with high quality United States commercial banks having a combined capital and surplus of at least $500,000,000, (b) certificates of deposit, other interest bearing accounts or deposits and demand deposits with other United States commercial banks, which deposits and accounts are in amounts fully insured by the Federal Deposit Insurance Corporation, (c) obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof, (d) direct obligations issued by any state of the United States or any political subdivision thereof which have the highest short-term or long-term rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc. on the date of investment, (e) commercial paper rated A-1 or better by Standard & Poor Ratings Group or P-1 or better by Moody's Investors Services, Inc. or (f) money market mutual funds investing in investments of the types described in clauses (a) through (e).

              "CERCLA" has the meaning specified in the definition of "Environmental Laws."

              "CHANGE OF CONTROL" means (a) any acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by
       SECTION 8.03, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 25% or more of the outstanding shares of voting stock of the Company or (b) during any period of 25 consecutive calendar months, commencing on the Closing Date, the ceasing of those individuals (the "CONTINUING DIRECTORS") who either
       (i) were directors of the Company on the first day of each such period or
       (ii) subsequently became directors of the Company and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company.

              "CLOSING DATE" means November 20, 1998.

               "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

              "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement, the Collateral Documents or any other documents executed by any such Person and delivered to the Administrative Agent or the Lenders.

              "COLLATERAL ACCOUNTS" means the securities accounts and deposit accounts maintained by the Company with BofA or other Lenders, which accounts, the Eligible Securities (if applicable) and amounts therein and all rights with respect thereto have been pledged for the benefit of the Administrative Agent and the Lenders pursuant to the Security Agreement.

              "COLLATERAL DOCUMENTS" means (a) the Security Agreement, the Control Agreements and the Subsidiary Guaranty and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

              "COMMITMENT", as to each Lender, has the meaning specified in
       SECTION 2.01.

              "COMPANY" has the meaning specified in the introductory clause hereto.

              "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

              "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person (without duplication), whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor,
       (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, including without limitation the outstanding amount of L/C Obligations in respect of Letters of Credit; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.

              "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

              "CONTROL AGREEMENT" means an agreement in substantially the form of EXHIBIT F hereto entered into among the Company, the Administrative Agent and the Lender establishing the applicable account.

              "CONVERSION/CONTINUATION DATE" means any date on which, under
       SECTION 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

              "CREDIT EXTENSION" means and includes (a) the making of any Loans hereunder and (b) the Issuance of any Letters of Credit hereunder.

              "CURRENT COMMITMENT TERMINATION DATE" has the meaning specified in SUBSECTION 2.15(a).

              "DEBT" means as of the end of any fiscal quarter an amount equal to the sum of (a) all Indebtedness as of such date and (b) five (5) times Rental Expenses for the period of four fiscal quarters then ended, in each case of the Company and its Subsidiaries on a consolidated basis.

              "DEBT TO EBITDAR RATIO" means, as of the end of any fiscal quarter, the ratio of Debt calculated as of such date to EBITDAR for the period of four fiscal quarters then ended.

              "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

              "DEPARTING LENDER" means Fleet National Bank.

              "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

              "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any political subdivision or any agency, department or instrumentality thereof.

              "EBITDAR" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or net loss) for such period, PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent deducted in the determination of such Net Income (or net loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or net loss), LESS (d) any nonrecurring gains (or PLUS any nonrecurring losses resulting directly from or incurred directly as a consequence of the sale or closure of any operating facilities by the Company and its Subsidiaries), PLUS (e) Rental Expenses for such period, PLUS (f) all interest payments made in such period in respect of Synthetic Lease Obligations.

              "EFFECTIVE AMOUNT" means (a) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

              "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) (i) an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (other than the Company or an Affiliate of the Company) or (ii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is primarily engaged in the business of making, purchasing or otherwise investing in commercial loans, which, in any such case, has assets in excess of $10,000,000; and (e) any other entity approved by the Company and the Administrative Agent.

              "ELIGIBLE SECURITIES" means "Investment Property" (as defined in
       Article 9 of the Uniform Commercial Code as now and hereafter in effect in the State of Illinois or any other applicable jurisdiction to which the Administrative Agent shall agree) in which a security interest may be perfected by the execution of a control agreement among the Company, the Administrative Agent and the Lender with which the applicable Collateral

       Account is maintained, consisting exclusively of Investments meeting the criteria specified in clauses (a) through (e) of the definition of "Cash Equivalents".

              "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Company or any Subsidiary or taken as collateral, or in connection with any operations of the Company or any Subsidiary.

              "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

              "ENVIRONMENTAL PERMITS" has the meaning specified in SUBSECTION 6.12(b).

              "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
       Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

              "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization;
       (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

              "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

              "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 9.01.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

              "EXTENDED TERMINATION DATE" has the meaning specified in SUBSECTION 2.15(b).

              "EXTENSION CONFIRMATION DATE" has the meaning specified in SUBSECTION 2.15(b).

              "EXTENSION CONFIRMATION NOTICE" has the meaning specified in SUBSECTION 2.15(b).

              "EXTENSION REQUEST" has the meaning specified in SUBSECTION 2.15(a).

              "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

              "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

              "FEE LETTER" has the meaning specified in SUBSECTION 2.09(a).

              "FIXED CHARGES" means, with respect to the Company and its Subsidiaries on a consolidated basis, as of any date of determination,
       (a) interest expenses paid or accrued on outstanding Indebtedness for the period of four fiscal quarters ending on the date of determination, PLUS
       (b) principal payments on Indebtedness which are required to be made for the next succeeding twelve months, PLUS (c) Rental Expenses incurred during the period of four fiscal quarters ending on the date of determination.

              "FORD JOINT VENTURE" means that certain Joint Venture between the Company and Ford Motor Company that is being conducted through Fordtel II, L.L.C., a Delaware limited liability company, and other subsidiaries and Affiliates of Fordtel II, L.L.C. that are or may be formed pursuant to that certain Operating Agreement of Fordtel II, L.L.C. dated as of February 24, 2000.

              "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

              "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 3.01.

              "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

              "GOVERNMENTAL AUTHORITY" means (a) any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and (b) the National Association of Insurance Commissioners.

              "GUARANTORS" means each Subsidiary of the Company from time to time party to the Subsidiary Guaranty. The initial Guarantors shall be the Domestic Subsidiaries listed on SCHEDULE 6.17.

              "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

              "HAZARDOUS MATERIALS" means all those substances that are regulated by, or which form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

              "HONOR DATE" has the meaning specified in SUBSECTION 3.03(b).

              "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all Contingent Obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capitalized Lease Obligations and Synthetic Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness (with the amount of such Indebtedness to be equal to the lesser of the face amount thereof and the fair market value of the property made subject to such Lien); and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement,
       (x) the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member, to the extent that recourse may be had for such Indebtedness to such Person, and (y) the amount of any Indebtedness of any Person which respect to which the creditor may, by its terms, have only limited recourse to the assets of the obligor, shall be equal to the lesser of the face amount thereof and the fair market value of the assets to which recourse may be obtained.

              "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 11.05.

              "INDEMNIFIED PERSON" has the meaning specified in SECTION 11.05.

              "INDEPENDENT AUDITOR" has the meaning specified in SUBSECTION 7.01(a).

              "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

              "INTEREST EXPENSE" means, for any period, an amount equal to the interest expense of the Company and its Subsidiaries on a consolidated basis during such period, determined in accordance with GAAP.

              "INTEREST PAYMENT DATE" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, PROVIDED, HOWEVER, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and three months after each Interest Payment Date thereafter is also an Interest Payment Date.

              "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

       PROVIDED that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period for any Loan shall extend beyond the Current Commitment Termination Date.

              "INVESTMENTS" has the meaning specified in SECTION 8.04.

              "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

              "ISSUANCE DATE" has the meaning specified in SUBSECTION 3.01(a).

              "ISSUE" means, with respect to any Letter of Credit, to issue or extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED", "ISSUING" and "ISSUANCE" have corresponding meanings.

              "ISSUER" means, in respect of each Letter of Credit, BofA.

              "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

              "L/C ADVANCE" means each Revolving Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

              "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuer, as the Issuer shall request.

              "L/C APPLICATION" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuer, as the Issuer shall request.

              "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and which shall not have been converted into a Borrowing of Revolving Loans under SUBSECTION 3.03(b).

              "L/C COMMITMENT" means the commitment of the Issuer to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under ARTICLE III, in an aggregate amount not to exceed on any date the lesser of (a) $10,000,000 and (b)(i) the Tranche B Commitment Amount less (ii) the aggregate principal amount of Tranche B Loans then outstanding; PROVIDED that the L/C Commitment is a part of the Aggregate Commitment, rather than a separate, independent commitment.

              "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

              "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any standard form documents used by the Issuer for letter of credit issuances.

              "LENDER" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include BofA, including in its capacity as the Issuer; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Lenders due to its status as the Issuer, its status as such will be specifically referenced.

              "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.02, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

              "LETTERS OF CREDIT" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuer pursuant to ARTICLE III, including without limitation the existing letters of credit set forth on SCHEDULE 1.01.

              "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

              "LOAN" means an extension of credit by a Lender to the Company under ARTICLE II or ARTICLE III in the form of a Revolving Loan or an L/C Advance.

              "LOAN DOCUMENTS" means this Agreement, any Notes, the Collateral Documents, the Fee Letter, the L/C-Related Documents, the Rate Swap Documents and all other documents delivered to the Administrative Agent, the Issuer or any Lender in connection with the transactions contemplated by this Agreement.

              "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

              "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon
       (i) the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

              "MAXIMUM LOAN BALANCE" means, as of any date of determination, the lesser of (a) the sum of (i) the cash and Cash Equivalents held by the Company and its Domestic Subsidiaries as of such date, PLUS (ii) the amount equal to the lesser of (A) 75% of the aggregate consolidated accounts receivable of the Company and its Subsidiaries as of such date and (B) 85% of the aggregate consolidated accounts receivable of the Company and its Domestic Subsidiaries as of such date, and (b) the Aggregate Commitment.

              "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

              "NET INCOME" means, for any period, the net income of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

              "NOTE" means a promissory note executed by the Company in favor of a Lender pursuant to SUBSECTION 2.02(b), in substantially the form of EXHIBIT E.

              "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

              "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

              "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the

       Administrative Agent, or any Indemnified Person, or any Affiliate of any thereof whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

              "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative AGENT AS FOLLOWS:

              Offshore Rate   =                   IBOR
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

       Where,

              "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"); and

                     "IBOR" means the rate of interest per annum determined by
              the Administrative Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                     The Offshore Rate shall be adjusted automatically as to all
              Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

              "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

              "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

              "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

              "PARTICIPANT" has the meaning specified in SUBSECTION 11.08(e).

              "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

              "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA in respect of which the Company or any ERISA Affiliate has or may have any liability.

              "PERMITTED ACQUISITIONS" means Acquisitions that meet all the following criteria: (a) the Acquisition has been approved by the Board of Directors (or functional equivalent thereof) of the Person whose stock or assets are being acquired; (b) the Person or assets being acquired are in the same or a similar or complementary line of business as the Company;
       (c) the Person or assets being acquired had positive net income before net, non-recurring expenses for the most recently ended 12 calendar months; and (d) both immediately before and after giving effect to the Acquisition, no Default or Event of Default exists.

              "PERMITTED LIENS" has the meaning specified in SECTION 8.01.

              "PERMITTED SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

              "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

              "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) in respect of which the Company or any ERISA Affiliate has or may have any liability.

              "PRINCIPAL BALANCE" means the Effective Amount of the Revolving Loans.

              "PRIOR CREDIT AGREEMENT" has the meaning specified in the Recitals to this Agreement.

              "PRO RATA SHARE" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) (a) at any time at which the Aggregate Commitments remain outstanding, such Lender's Commitment divided by the Aggregate Commitments of all Lenders, and (b) after the termination of the Aggregate Commitment, the principal amount of such Lender's outstanding Loans (including such

       Lender's ratable share of outstanding L/C Obligations) divided by the aggregate principal amount of the outstanding Loans and L/C Obligations of all the Lenders.

              "RATE SWAP DOCUMENTS" means, collectively, all Swap Contracts entered into between the Company and any Lender in respect of any portion of the Obligations.

              "RENTAL EXPENSE" means, for any period, the sum of the aggregate payments of the Company and its Subsidiaries on a consolidated basis under noncancellable agreements to rent or lease any real or personal property (exclusive of (a) Capital Lease Obligations, (b) Synthetic Lease Obligations and (c) agreements to rent or lease real or personal property which are not cancellable at the option of the lessee without penalty within a three month period), all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

              "REPLACEMENT LENDER" has the meaning specified in SECTION 4.08.

              "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

              "REQUIRED LENDERS" means at any time Lenders then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no amounts are outstanding, Lenders then having at least 51% of the aggregate amount of the Commitments.

              "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

              "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

              "RESTATEMENT DATE" means the date on which all conditions precedent set forth in SECTION 5.01 are satisfied or waived by all Lenders (or, in the case of SUBSECTION 5.01(e), waived by the Person entitled to receive such payment).

              "RESTRICTED SUBSIDIARY" means the Ford Joint Venture and any other Subsidiary designated as such by the Company with the consent of the Administrative Agent and each Lender.

              "REVOLVING LOAN" has the meaning specified in SUBSECTION 2.01(a) and includes each Tranche A Loan and each Tranche B Loan.

              "REVOLVING TERMINATION DATE" means the earlier to occur of:

                     (a)    the Current Commitment Termination Date; and

                     (b) the date on which the Aggregate Commitment terminates in accordance with the provisions of this Agreement.

              "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

              "SECURED AMOUNT" means the sum of (a) the aggregate cash balances in the Collateral Accounts and (b) the aggregate fair market value of the Eligible Securities held in the Collateral Accounts, as to which, in each case, the Administrative Agent shall have a first priority perfected security interest.

              "SECURITY AGREEMENT" means that certain Security Agreement dated as of the Closing Date and amended as of the date hereof between the Company and the Administrative Agent with respect to the various Collateral Accounts.

              "SERVICES" means TeleTech Services Corporation, a Colorado corporation.

              "SOLVENT" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital; PROVIDED, that in each case, the liabilities of any Subsidiary shall be determined without regard to the Indebtedness of such Subsidiary owing to the Company or any Wholly-Owned Subsidiary.

              "STATED AMOUNT" means the stated or face amount of a Letter of Credit to the extent available at the time for drawing (subject to presentment of all requested documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

              "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the

       Company. Notwithstanding the foregoing, "Subsidiary" shall not include any Restricted Subsidiary.

              "SUBSIDIARY GUARANTY" means that certain Subsidiary Guaranty dated as of the Closing Date and amended as of the date hereof by each Domestic Subsidiary in favor of the Administrative Agent and the Lenders.

              "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

              "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

              "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

              "SYNTHETIC LEASE OBLIGATIONS" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

              "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

              "TRANCHE A COMMITMENT AMOUNT" means, at any time, the amount of the Tranche A Loan Limit at such time.

              "TRANCHE A LOAN LIMIT" means $20,000,000, as such limit may be adjusted up to $30,000,000 from time to time in accordance with SUBSECTION 2.01(b).

              "TRANCHE A LOANS" means, subject to SUBSECTION 2.01(c) OR (e), all Loans that are not Tranche B Loans.

              "TRANCHE B COMMITMENT AMOUNT" means, at any time (a) the Aggregate Commitment at such time MINUS (b) the Tranche A Loan Limit at such time.

              "TRANCHE B LOANS" means, subject to SUBSECTION 2.01(c) OR (e), (a) all Revolving Loans made at a time when the Principal Balance (before giving effect to such Revolving Loans) exceeds the Tranche A Loan Limit,
       (b) all Revolving Loans made at a time when, before giving effect to such Revolving Loans, the Principal Balance is less than or equal to the Tranche A Loan Limit, but after giving effect to such Revolving Loans, the Principal Balance exceeds the Tranche A Loan Limit, but only to the extent of the amount by which, after giving effect to such Revolving Loans, the Principal Balance exceeds the Tranche A Loan Limit, and (c) all L/C Advances.

              A "TYPE" of Loan means its status as either a Base Rate Loan or an Offshore Rate Loan.

              "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

              "UNITED STATES" and "U.S." each means the United States of America.

              "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and, except with respect to EDM Electronic Direct Marketing Ltd. (which shall be deemed to be a Wholly-Owned Subsidiary), 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

       1.02 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

       (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

       (c)    (i)   The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation".

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

              (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

       (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications thereto, but only to the extent such amendments and other modifications are in writing and not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

       (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

       (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and each of the other Loan Documents shall be construed, to the extent reasonable, to be consistent one with the other; PROVIDED, that to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole reasonable discretion".

       (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

       1.03 ACCOUNTING PRINCIPLES. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; PROVIDED, that financial results of Restricted Subsidiaries shall not be included in consolidated results of the Company but shall instead be shown using the equity method.

       (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

       (c) In the event that any changes in GAAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Company, the Administrative Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating the Company's financial condition will be substantially the same after such changes as if such changes had not occurred.

                                     ARTICLE II

                                    THE CREDITS

       2.01 AMOUNTS AND TERMS OF COMMITMENTS; TRANCHE MODIFICATIONS. (a) Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Restatement Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount set forth next to its name on
SCHEDULE 2.01 (such amount shall be, as the same may be reduced under SECTION
2.05 or as a result of one or more assignments under SECTION 11.08, the Lender's "COMMITMENT") and (ii) its Pro Rata Share of the Aggregate Commitment; PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Revolving Loans, the sum of the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the Maximum Loan Balance; PROVIDED, FURTHER, that the Effective Amount of the Revolving Loans of any Lender plus the participation of such Lender in the Effective Amount of all L/C Obligations shall not at any time exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section, prepay under SECTION 2.06 and reborrow under this Section.

       (b) Not more than once each fiscal quarter the Company may, upon 10 Business Days' prior written notice to the Administrative Agent elect, as of any Business Day, to increase or decrease the Tranche A Loan Limit by an amount of not less than $500,000 or any integral multiple of $100,000 in excess thereof; PROVIDED, HOWEVER, that (i) the Tranche A Loan Limit may not exceed the lesser of (A) $30,000,000 and (B) the Aggregate Commitment; (ii) the Tranche A Loan Limit may not be increased to an amount in excess of the Secured Amount; and (iii) the Tranche A Loan Limit may not be decreased during the continuance of any Default or Event of Default. The Administrative Agent will promptly notify each Lender of its receipt of a notice from the Company pursuant to this subsection and the effective date of any changes in the Tranche A Loan Limit.

       (c) Revolving Loans shall be made as Tranche A Loans until the Principal Balance equals the Tranche A Loan Limit, after which all Revolving Loans shall be made as Tranche B Loans. All L/C Obligations shall be treated as being outstanding under the Tranche B Commitment Amount. Upon any increase in the Tranche A Loan Limit, Tranche B Loans (but not including L/C Obligations) shall be automatically converted to Tranche A Loans in an aggregate principal amount equal to the lesser of (i) the aggregate outstanding Principal Balance of the Revolving Loans which are Tranche B Loans and (ii) the new Tranche A Loan Limit MINUS the old Tranche A Loan Limit. Such conversion shall be made on a pro rata (relative to Commitment amount) basis among the Lenders.

       (d) If at any time the sum of (i) the Effective Amount of the Revolving Loans and (ii) the Effective Amount of the L/C Obligations exceeds the Maximum Loan Balance, the Company shall immediately repay such Loans and/or reduce the Stated Amount of outstanding Letters of Credit in an amount sufficient to eliminate any such excess.

       (e) If at any time the outstanding principal amount of the Tranche A Loans exceeds the lesser of the Secured Amount and the Tranche A Loan Limit, then the Company shall immediately repay such Loans in an amount sufficient to eliminate any such excess; PROVIDED, HOWEVER, that if no Default or Event of Default shall then have occurred and is continuing and
SECTION 2.01(d) is not applicable, Tranche A Loans in a principal amount equal to such excess shall be automatically converted to Tranche B Loans to the extent of the amount of the then unutilized Tranche B Commitment.

       2.02 LOAN ACCOUNTS. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuer shall be evidenced by one or more accounts or records maintained by such Lender or Issuer, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

       (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

       2.03 PROCEDURE FOR BORROWING. (a) Each Borrowing shall be made upon the Company's irrevocable notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 a.m. (Chicago time) (i) two (2) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

       (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $500,000 or any multiple of $100,000 in excess thereof;

       (B)    the requested Borrowing Date, which shall be a Business Day;

       (C)    the Type of Loans comprising the Borrowing;

       (D) with respect to Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months; and

       (E) the amount of the requested Loans comprising Tranche A Loans and Tranche B Loans, respectively.

       (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

       (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 1:00 p.m. (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or by wire transfer in accordance with the directions of the Company.

       (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than six (6) different Interest Periods in effect.

       (e) The Company hereby authorizes the Lenders and the Administrative Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Administrative Agent or any Lender believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee.
 If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

       2.04 CONVERSION AND CONTINUATION ELECTIONS. (a) The Company may, upon irrevocable notice to the Administrative Agent in accordance with SUBSECTION 2.04(b):

              (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

              (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into Offshore Rate Loans shall terminate.

       (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 10:00 a.m. (Chicago time) (i) at least two (2) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

       (A)    the proposed Conversion/Continuation Date;

       (B)    the aggregate amount of Loans to be converted or continued;

       (C) the Type of Loans resulting from the proposed conversion or continuation; and

       (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

       (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

       (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

       (e) Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

       (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than six (6) different Interest Periods in effect.

       (g) The Company hereby authorizes the Lenders and the Administrative Agent to accept Notices of Conversion/Continuation based on telephonic notices made by any person or persons the Administrative Agent or any Lender believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice, signed by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

       2.05 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five (5) Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the Aggregate Commitment then in effect or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment and letter of credit fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

       2.06 OPTIONAL PREPAYMENTS. Subject to SECTION 4.04, the Company may, at any time or from time to time, upon not less than one (1) Business Day's irrevocable notice to the Administrative Agent for Base Rate Loans and not less than three (3) Business Days' irrevocable notice to the Administrative Agent for Offshore Rate Loans, ratably prepay Revolving Loans in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of Offshore Rate Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 4.04. All prepayments (other than payments out of proceeds of the Collateral) shall be applied first to reduce the Tranche B Loans and thereafter to reduce the Tranche A Loans.

       2.07 REPAYMENT. (a) The Company shall repay to the Lenders on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

       (b) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to SECTION 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Aggregate Commitment, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

       2.08 INTEREST. (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Base Rate or (ii) the Offshore Rate PLUS the Applicable Margin.

       (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest on Base Rate Loans shall also be paid on the date of any payment (including prepayment) in full thereof. Interest on Offshore Rate Loans shall also be paid on the date of any prepayment of Offshore Rate Loans under SECTION 2.01(d) or 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof. During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

       (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before any entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a fluctuating rate per annum equal to the Base Rate plus 2%.

       (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

       2.09 FEES. (a) ARRANGEMENT, AGENCY FEES. The Company shall pay such fees to the Administrative Agent and the Arranger as are required by the letter agreement ("FEE LETTER") among the Company, the Arranger and the Administrative Agent dated March 24, 2000.

       (b) COMMITMENT FEES. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization and mix of the Tranche A Loans and Tranche B Loans for that quarter as calculated by the Administrative Agent, equal to the Applicable Commitment Fee Percentage per annum. For purposes of calculating utilization under this subsection, the Commitments will be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fees shall accrue from the Restatement Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the Restatement Date through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; PROVIDED that, in connection with any reduction or termination of Commitments under SECTION 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times during the period described above, including at any time during which one or more conditions in ARTICLE IV are not met.

       2.10 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

       (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

       2.11 PAYMENTS BY THE COMPANY. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 2:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

       (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

       (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

       (d) All payments received by the Administrative Agent in respect of the Loans shall be applied first ratably to Tranche B Loans and L/C Advances and then to Tranche A Loans, other than (i) payments from the proceeds of Collateral (which shall be applied first to Tranche A Loans to the extent thereof), (ii) payments of principal in respect of Tranche A Loans required pursuant to SECTION 2.01(d), (iii) payments to be applied to the payment of interest in respect of Offshore Rate Loans due on the date of receipt in accordance with SUBSECTION 2.08(b) and (iv) payments from the proceeds of Cash Collateralization, which shall be applied exclusively to the repayment of L/C Obligations.

       2.12 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT. (a) Unless the Administrative Agent receives notice from a Lender, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

       (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

       2.13 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.
 The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

       2.14 SECURITY AND GUARANTY. (a) The cash and the Eligible Securities held in the Collateral Accounts from time to time shall secure the repayment of the Tranche A Loans in accordance with the Security Agreement and the Control Agreements. The Company shall provide that the Tranche A Loan Limit shall at no time exceed the Secured Amount.

       (b) All Obligations of the Company under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranty.

       2.15   EXTENSIONS OF THE COMMITMENTS.

       (a) "CURRENT COMMITMENT TERMINATION DATE" shall initially mean November 20, 2002. On any Business Day that is not less than 60 days nor more than 90 days prior to an anniversary of the Closing Date, the Company may, by written notice (an "EXTENSION REQUEST") given to the Administrative Agent, request that the Current Commitment Termination Date be extended. Each such Extension Request shall contemplate an extension of the Current Commitment Termination Date to a date that is one year after the Current Commitment Termination Date then in effect. Notwithstanding anything to the contrary in this SECTION 2.15, the Company may only request two (2) additional Extension Requests during the term of this Agreement.

       (b) The Administrative Agent shall promptly advise each Lender of its receipt of any Extension Request. Each Lender may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Administrative Agent by not later than the Business Day (the "EXTENSION CONFIRMATION DATE") immediately preceding the date that is 31 days after the date of the Extension Request. Failure on the part of any Lender to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Lender. If all Lenders shall consent in writing to the requested extension, such request shall be granted. Promptly following the opening of business on the first Business Day following the applicable Extension Confirmation Date, the Administrative Agent shall notify the Company in writing as to whether the Extension Request has been granted (such written notice being an "EXTENSION CONFIRMATION NOTICE") and, if granted, such extension shall be confirmed upon the issuance of such Extension Confirmation Notice. The Administrative Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Lender. Each Extension Confirmation Notice shall specify therein the date to which the Current Commitment Termination Date is to be extended (such date being referred to herein as the "EXTENDED TERMINATION DATE"), which shall be the date one year following the Current Commitment Termination Date then in effect.


                                    ARTICLE III

                               THE LETTERS OF CREDIT

       3.01 THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein (i) the Issuer agrees, (A) from time to time on any Business Day, during the period from the Restatement Date to the day which is five days prior to the Revolving Termination Date, to issue Letters of Credit for the account of the Company or any Subsidiary in an aggregate Stated Amount in Dollars at any one time that, together with the aggregate Stated Amount of all other outstanding Letters of Credit issued pursuant hereto, does not exceed the L/C Commitment, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; PROVIDED, that the Issuer shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the Aggregate Commitment, (2) the participation of any Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Lender exceeds such Lender's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

       (b) The Issuer is under no obligation to, and shall not, Issue any Letter of Credit if:

              (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which the Issuer in good faith deems material to it;

              (ii) the Issuer has received written notice from any Revolving Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;

              (iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the date which is five days prior to the Revolving Termination Date, unless all of the Lenders have approved such expiry date in writing;

              (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

              (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuer; or

              (vi) such Letter of Credit is in a face amount less than $25,000, unless such amount is approved by the Administrative Agent and the Issuer, or is to be denominated in a currency other than Dollars.

       3.02 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuer (with a copy sent by the Company to the Administrative Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application (or such other form as shall be acceptable to the Issuer), and shall specify in form and detail satisfactory to the
Issuer: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the currency in which such Letter of Credit is to be denominated, which shall be Dollars; and (viii) such other matters as the Issuer may require.

       (b) At least two Business Days prior to the Issuance of any Letter of Credit (or such shorter time as the Administrative Agent may agree in a particular instance in its sole discretion), the Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuer will provide the Administrative Agent with a copy thereof. Unless the Issuer has received notice on or before the Business Day immediately preceding the date the Issuer is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuer not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or SUBSECTION 3.01(b)(ii); or (B) that one or more conditions specified in ARTICLE V are not then satisfied; then, subject to the terms and conditions hereof, the Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuer's usual and customary business practices.

       (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuer will, upon the written request of the Company received by the Issuer (with a copy sent by the Company to the Administrative Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuer: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business
Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuer may require. The Issuer shall be under no obligation to amend any Letter of Credit if: (A) the Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the

Letter of Credit. The Administrative Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

       (d) The Issuer and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuer (with a copy sent by the Company to the Administrative Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuer shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuer: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuer may require. The Issuer shall be under no obligation so to renew any Letter of Credit if: (A) the Issuer would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuer would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 3.02(e) upon the request of the Company but the Issuer shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuer shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuer shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

       (e) The Issuer may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the date which is five days prior to the Revolving Termination Date.

       (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

       (g) The Issuer will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

       3.03 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such

Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SUBSECTION 2.01(a), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

       (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuer will promptly notify the Company. The Company shall reimburse the Issuer prior to 11:00 a.m. (Chicago time), on each date that any amount is paid by the Issuer under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuer. In the event the Company fails to reimburse the Issuer for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Chicago time) on the Honor Date, the Issuer will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans in an amount equal to such unreimbursed amount be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitment and subject to the conditions set forth in SECTION 5.02 but without regard to the procedures set forth in SUBSECTION 2.03(a). Any notice given by the Issuer or the Administrative Agent pursuant to this SUBSECTION 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

       (c) Each Lender shall upon any notice pursuant to SUBSECTION 3.03(b) make available to the Administrative Agent for the account of the Issuer an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to SUBSECTION 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuer the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 1:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this SECTION 3.03.

       (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuer an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Base Rate Margin, plus 2.0% per annum, and each Lender's payment to the Issuer pursuant to SUBSECTION 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 3.03.

       (e) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this SECTION 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuer, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, however, that each Lender's obligation to make Revolving Loans under this
SECTION 3.03 is subject to the conditions set forth in SECTION 5.02.

       3.04 REPAYMENT OF PARTICIPATIONS. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuer of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuer under the Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuer for such Lender's participation in the Letter of Credit pursuant to SECTION 3.03 or (ii) in payment of interest thereon, the Administrative Agent will promptly pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuer, the amount of such Lender's Pro Rata Share of such funds, and the Issuer shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuer.

       (b) If the Administrative Agent or the Issuer is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuer pursuant to SUBSECTION 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuer the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or the Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

       3.05 ROLE OF THE ISSUER. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuer shall not have any responsibility to obtain any document (other than any sight drafts and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

       (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders);
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

       (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.
No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of SECTION 3.06; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that nothing herein shall limit the Issuer's liability for direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuer's willful misconduct or gross negligence or the Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

       3.06 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

              (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

              (iii) the existence of any claim, recoupment, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

              (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

              (v) any payment by the Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit in an immaterial manner; or any payment made by the Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

              (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

              (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

       3.07 CASH COLLATERAL PLEDGE. Upon (i) the request of the Administrative Agent or the Required Lenders, (A) if any Event of Default has occurred and is continuing, (B) if the Issuer has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (C) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) the occurrence of the circumstances described in SUBSECTION 2.07(b) requiring the Company to Cash Collateralize Letters of Credit, or (iii) the termination of the Aggregate Commitment, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount in Dollars equal to the L/C Obligations.

       3.08 LETTER OF CREDIT FEES. (a) The Company shall pay to the Administrative Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit equal to the Applicable Margin for Tranche B Loans times the average daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Restatement Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

       (b) The Company shall pay to the Issuer a letter of credit fronting fee for each Letter of Credit in an amount equal to .125% of the Stated Amount of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

       (c) The Company shall pay to the Issuer from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuer relating to letters of credit as from time to time in effect.

       3.09 APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the Issuer and the Company when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuer, its correspondents and beneficiaries will be governed by (a) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC"), and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the ICC on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

                                     ARTICLE IV

                       TAXES, YIELD PROTECTION AND ILLEGALITY

       4.01 TAXES. (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

       (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, then:

              (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

              (ii)   the Company shall make such deductions and withholdings;

              (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

              (iv) the Company shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

       (c) The Company agrees to indemnify and hold harmless each Lender, the Administrative Agent and the Arranger and each of their affiliates for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender, in good faith, specifies as necessary to preserve the after-tax yield the Lender, Administrative Agent or Arranger would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender, the Administrative Agent or Arranger makes written demand therefor.

       (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Lender or the Administrative Agent.

       (e) If the Company is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

       4.02 ILLEGALITY. (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

       (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

       (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Administrative Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

       (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

       4.03 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Lender reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuer, any increase in the cost to the Issuer of agreeing to Issue, Issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

       (b) If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines, in good faith, that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

       4.04 FUNDING LOSSES. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

       (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

       (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

       (c) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.06;

       (d)    the prepayment (including pursuant to SECTION 2.01(d), 2.05,
2.06 or 2.07(b)) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

       (e) the automatic conversion under SECTION 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under SUBSECTION 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the offshore dollar interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

       4.05 INABILITY TO DETERMINE RATES. If the Administrative Agent determines, in good faith, that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to SUBSECTION 2.08(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

       4.06 RESERVES ON OFFSHORE RATE LOANS. The Company shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from the Company's receipt of such notice.

       4.07 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

       4.08 SUBSTITUTION OF LENDERS. Upon the receipt by the Company from any Lender (an "AFFECTED LENDER") of a claim for compensation under SECTION
4.01 or 4.03 or a notice under SECTION 4.02, the Company may: (a) obtain a replacement bank or financial institution reasonably satisfactory to the Company and to the Administrative Agent to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment at the face amount thereof (a "REPLACEMENT LENDER"), or (b) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment. Any assignment and assumption pursuant to this Section shall be consummated in compliance with SECTION 11.08 and shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably delayed or withheld).

       4.09 SURVIVAL. The agreements and obligations of the Company in this ARTICLE IV shall survive the payment of all other Obligations.

                                     ARTICLE V

                                CONDITIONS PRECEDENT

       5.01 CONDITIONS TO EFFECTIVENESS OF RESTATEMENT. This Agreement shall not become effective unless the Administrative Agent shall have received on or before the Restatement Date all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

       (a) CREDIT AGREEMENT AND NOTES. This Agreement and any Notes requested pursuant to SECTION 2.02 executed by each party thereto;

       (b)    RESOLUTIONS; INCUMBENCY.

              (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Restatement Date by the Secretary or an Assistant Secretary of such Person; and

              (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

       (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

              (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Restatement Date, certified by the Secretary or Assistant Secretary of the Company as of the Restatement Date; and

              (ii) a good standing certificate for the Company and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company or such Subsidiary is qualified to do business as a foreign corporation as of a recent date;

       (d) LEGAL OPINIONS. An opinion of Neal, Gerber & Eisenberg, counsel to the Company and addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent;

       (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses payable by the Company pursuant to SECTIONS 2.09 and 11.04 to the extent then due and payable on the Restatement Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Restatement Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA);

       (f) REAFFIRMATION OF AND AMENDMENTS TO COLLATERAL DOCUMENTS. Such reaffirmations of and amendments to the Collateral Documents as shall be requested by the Administrative Agent, executed by the Company and its Subsidiaries, together with evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

       (g) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Restatement Date, stating that:

              (i) the representations and warranties contained in ARTICLE VI are true and correct on and as of such date, as though made on and as of such date;

              (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

              (iii) there has occurred since December 31, 1998 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

       (h) DEPARTING LENDER. The Departing Lender shall have consented to this Agreement and to the reduction to $0 of its Commitment hereunder.

       (i) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

       5.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Revolving Loan to be made by it or to continue or convert any Loan under SECTION 2.04 and the obligation of the Issuer to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

       (a) NOTICE; APPLICATION. The Administrative Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuer and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.02;

       (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI shall be true and correct in all material respects on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

       (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing, continuation or conversion or Issuance;

       (d) MAXIMUM LOAN BALANCE. The sum of (i) the Effective Amount of the Revolving Loans and (ii) the Effective Amount of the L/C Obligations after giving effect to such Borrowing, conversion or continuation or Issuance shall not exceed the Maximum Loan Balance; and

       (e) NO FUTURE ADVANCE NOTICE. Neither the Administrative Agent nor any Lender shall have received from the Company any notice that the Security Agreement will no longer secure on a first priority basis Tranche A Loans made or to be made under this Agreement.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date or Issuance Date, as applicable, that the conditions in this SECTION 5.02 are satisfied.

                                     ARTICLE VI

                           REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to the Administrative Agent and each Lender that:

       6.01   CORPORATE EXISTENCE AND POWER.  The Company and each of its
Subsidiaries:

       (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

       (b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

       (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

       (d)    is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d) of this SECTION 6.01, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

       6.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan

Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

       (a) contravene the terms of any of the Company's or any Subsidiary's Organization Documents;

       (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any Subsidiary or any of such Person's property is subject; or

       (c)    violate any Requirement of Law.

       6.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required by or in respect of the Company or any Subsidiary in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

       6.04 BINDING EFFECT. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

       6.05 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties:

       (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

       (b) as to which (either individually or in the aggregate) there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect.
 No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

       6.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Administrative Agent and the Lenders on the Collateral. As of the Restatement Date (after giving effect to the incurring of any Obligations by the Company and the grant or perfection of the Liens of the Administrative Agent and the Lenders on the Collateral), neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Restatement Date, create an Event of Default under SUBSECTION 9.01(e).

       6.07   ERISA COMPLIANCE.  Except as specifically disclosed in SCHEDULE
6.07:

       (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.
Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

       (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

       (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the Pension Plans do not have aggregate Unfunded Pension Liabilities in excess of $1,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       6.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTION
7.12 and SECTION 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

       6.09 TITLE TO PROPERTIES. The Company and each Subsidiary have good title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Restatement Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

       6.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

       6.11 FINANCIAL CONDITION. (a) Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries as of September 30, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the period ended on that date:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

              (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

              (iii) except as specifically disclosed in SCHEDULE 6.11, show in accordance with GAAP all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

       (b)    Since December 31, 1998 there has been no Material Adverse
Effect.

       6.12 ENVIRONMENTAL MATTERS. (a) Except as specifically disclosed in SCHEDULE 6.12, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such noncompliance which would not (if enforced in accordance with applicable law) result in liability in excess of $1,000,000 in the aggregate.

       (b) Except as specifically disclosed in SCHEDULE 6.12, the Company and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations ("ENVIRONMENTAL PERMITS"), all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

       (c) Except as specifically disclosed in SCHEDULE 6.12, none of the Company, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to (i) any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material or (ii) any claim, proceeding or written notice from any Person regarding any Environmental Law, Environmental Claim or Hazardous Material.

       (d) Except as specifically disclosed in SCHEDULE 6.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or any Subsidiary, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to

Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $5,000,000 in the aggregate for all such conditions, circumstances and properties. In addition, to the Company's knowledge, (i) neither the Company nor any Subsidiary has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, which in any such case could reasonably be expected to have a Material Adverse Effect, and (ii) the Company and its Subsidiaries have met all material notification requirements under Title III of CERCLA and all other Environmental Laws.

       6.13 COLLATERAL DOCUMENTS. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable and, assuming that the secured party has taken all necessary action required by it, first priority security interest in all right, title and interest of the Company and its Subsidiaries in the collateral described therein.

       (b) All representations and warranties of the Company and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct in all material respects.

       6.14 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

       6.15 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect, other than any Material Adverse Effect arising as a result of any reduction in billable services provided by the Company or any Subsidiary or any termination of any customer service agreement (in either case, by parties other than the Company and its Subsidiaries) pursuant to any provision included in the Contractual Obligations.

       6.16 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without infringing upon or violating the legal rights of any other Person. To the best knowledge of the Company, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the Company's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       6.17 SUBSIDIARIES. As of the Restatement Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE
6.17 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of SCHEDULE 6.17. As of the Restatement Date, no Subsidiary which is identified on SCHEDULE 6.17 as an "inactive subsidiary" has any assets or conducts any business.

       6.18 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

       6.19   SOLVENCY.  The Company and each of its Subsidiaries are Solvent.

       6.20 SWAP OBLIGATIONS. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

       6.21 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                    ARTICLE VII

                               AFFIRMATIVE COVENANTS

       So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

       7.01 FINANCIAL STATEMENTS AND OTHER REPORTS. The Company shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent, with sufficient copies for each
Lender:

       (a) as soon as available, but not later than the earlier of (i) five (5) days after the filing thereof with the SEC and (ii) 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1999), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

       (b) as soon as available, but not later than the earlier of (i) five (5) days after the filing thereof with the SEC and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 2000), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the previous fiscal year and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

       7.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

       (a) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

       (b) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer, which shall include a statement of the Maximum Loan Balance as of the last day of the applicable period;

       (c) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.01(a), (i) a consolidating income statement for such year (which need not be audited), and (ii) a budget for the next succeeding fiscal year;

       (d) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.01(b), a consolidating income statement for such quarter;

       (e) promptly, copies of all financial statements and reports that the Company sends to its shareholders and within five (5) days of filing with the SEC, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

       (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request;

       (g) promptly, upon the request of the Administrative Agent, a computation of the Maximum Loan Balance; and

       (h) within ten (10) Business Days after the end of each month and at any other time, as soon as practicable after requested by the Administrative Agent, a current listing of the Collateral Accounts (including a list of the Eligible Securities deposited therein) and a current calculation of the Secured Amount.

       7.03 NOTICES. The Company shall notify the Administrative Agent and each Lender promptly after any executive officer of the Company obtains knowledge:

       (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

       (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; (ii) any material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority; and (iii) any other matter or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

       (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

       (d)    of (but in no event later than 10 days after becoming aware of)
(i) any and all material enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect;

       (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

       (f) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

              (i)    an ERISA Event;

              (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

              (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

              (iv)   the adoption of any amendment to a Plan subject to
Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

       (g) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

       Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

       7.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. Except in connection with transactions permitted by SECTION 8.03 and sales of assets permitted by
SECTION 8.02, the Company shall, and shall cause each  Subsidiary to:

       (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

       (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business;

       (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

       (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       7.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property, including intellectual property, which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by SECTION 8.02. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

       7.06 INSURANCE. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are

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

customarily carried under similar circumstances by such other Persons; PROVIDED, that the Company and its Subsidiaries may self-insure against liabilities in respect of medical and workers' compensation coverage.

       7.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

       (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith and, to the extent necessary, by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

       (b) all lawful claims which, if unpaid, would by law become a Lien upon its property which would not be permitted under SECTION 8.01; and

       (c) all Indebtedness (unless such Indebtedness is being contested in good faith and, if necessary, by appropriate proceedings), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

       7.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       7.09 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

       7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent and the Lenders, together, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

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

       7.11 ENVIRONMENTAL LAWS. (a) The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

       (a) Upon the written request of the Administrative Agent or, through the Administrative Agent, any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to SUBSECTION 7.03(d), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

       7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes, including Investments in the Ford Joint Venture, repayments of Synthetic Lease Obligations, Permitted Acquisitions and Capital Expenditures, not in contravention of any Requirement of Law or of any Loan Document.

       7.13 FURTHER ASSURANCES. (a) The Company shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

       (b) Promptly upon request by the Administrative Agent or the Required Lenders, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

       (c) The Company shall cause each Domestic Subsidiary which is acquired or formed after the Closing Date to enter into the Subsidiary Guaranty.



                                       55
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                                    ARTICLE VIII

                                 NEGATIVE COVENANTS

       So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

       8.01 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

       (a) any Lien (other than a Lien on the Collateral) existing on property of the Company or any Subsidiary on the Restatement Date and set forth in SCHEDULE 8.01 securing Indebtedness outstanding on such date;

       (b)    any Lien created under any Loan Document;

       (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.07, provided that no notice of lien has been filed or recorded under the Code;

       (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

       (e) Liens (other than any Lien imposed by ERISA and other than a Lien on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

       (f) Liens (other than Liens on the Collateral) on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and
(iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business; PROVIDED, that all such Liens in the aggregate could not (even if enforced) reasonably be expected to cause a Material Adverse Effect;

       (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

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

       (h) Liens on assets of corporations which become Subsidiaries after the Closing Date, PROVIDED, HOWEVER, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

       (i) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED THAT (i) any such Lien attaches to such property concurrently with or within 45 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $2,500,000;

       (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

       (k) Liens on the property financed with the Synthetic Lease Obligations incurred pursuant to SUBSECTION 8.05(e) which secure such Synthetic Lease Obligations; and

       (l) Liens on any property (other than the Collateral) securing Indebtedness permitted to be incurred pursuant to SUBSECTION 8.05(e) or 8.10(c); PROVIDED THAT such secured Indebtedness shall not exceed $2,500,000 in aggregate principal amount.

       8.02 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, (x) issue any equity interests of any Subsidiary to any Person which is not the Company or a Subsidiary or (y) sell, assign, lease (as lessor), convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

       (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

       (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

       (c) the license or sale of software or other proprietary assets of the Company and its Subsidiaries to their clients in the ordinary course of business; and

       (d) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in

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

cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $5,000,000.

       8.03 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

       (a) any Subsidiary may merge with the Company or with any one or more Subsidiaries, provided that (i) the Company shall be the continuing or surviving corporation, and (ii) if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

       (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; and

       (c) any Subsidiary may merge with any Person in order to effect a Permitted Acquisition or a Joint Venture expressly permitted hereunder.

       8.04 LOANS AND INVESTMENTS. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "INVESTMENTS"), except for:

       (a)    Investments held by the Company or Subsidiary in the form of
(i) Cash Equivalents or (ii) debt obligations of United States corporations rated BBB or better by Standard & Poor's Ratings Group or Baa or better by Moody's Investors Services, Inc. and maturing within one year from the date of investment;

       (b) extensions of credit in the nature of accounts receivable, notes receivable or other trade credit arising from the sale or lease of goods or services in the ordinary course of business;

       (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

       (d) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

       (e) advances to employees in an aggregate amount not to exceed $3,000,000 at any time outstanding;

       (f)    Permitted Acquisitions as permitted under SECTIONS 8.19 and
8.20;

       (g)    Investments in Wholly-Owned Subsidiaries;

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

       (h) Investments in Joint Ventures permitted hereunder which are not Restricted Subsidiaries in an aggregate amount not in excess of $2,000,000 after the Restatement Date;

       (i) Investments in the Ford Joint Venture in an amount not to exceed $30,000,000 in the aggregate after the Restatement Date, so long as
(i) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto (determined in respect of SECTIONS 8.16, 8.17 and 8.18 on a pro forma basis as of the last day of the previous fiscal quarter) and (ii) the Investments made in the Ford Joint Venture in fiscal year 2000 do not exceed $20,000,000; and

       (j) Investments in Persons in which the Company and its Subsidiaries hold a minority equity interest in an amount not to exceed $10,000,000 in the aggregate in any fiscal year, so long as (i) the Investment is made by the Company or such Subsidiary in the ordinary course of business and (ii) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto (determined in respect of SECTIONS 8.16, 8.17 and 8.18 on a pro forma basis as of the last day of the previous fiscal quarter).

       8.05 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

       (a)    Indebtedness incurred pursuant to this Agreement;

       (b) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 8.08;

       (c)    Indebtedness existing on the Restatement Date and set forth in
SCHEDULE 8.05;

       (d) Indebtedness incurred in connection with leases permitted pursuant to SECTION 8.10;

       (e) Indebtedness in an amount not to exceed $30,000,000 at any time outstanding, consisting of Synthetic Lease Obligations incurred by Services pursuant to that certain Participation Agreement dated as of March 1, 2000 among the Company, Services, State Street Bank and Trust Company of Connecticut, First Security Bank, National Association, and the Persons named as certificate holders and lenders in the schedules attached thereto, as amended, supplemented or modified from time to time; and

       (f) other Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

       8.06 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

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

       8.07 USE OF PROCEEDS. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

       8.08 CONTINGENT OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

       (a) endorsements for collection or deposit in the ordinary course of business;

       (b)    Permitted Swap Obligations;

       (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Restatement Date and listed in SCHEDULE 8.08;

       (d) Contingent Obligations with respect to a guaranty by the Company of the Synthetic Lease Obligations incurred pursuant to SUBSECTION 8.05(e);

       (e) Contingent Obligations with respect to lease obligations permitted under SECTION 8.10; and

       (f) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $1,000,000 in the aggregate in respect of the Company and its Subsidiaries together.

       8.09 JOINT VENTURES. Subject to the limitations of SECTION 8.04(h) and (i), the Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than with respect to any entity whose primary business, if conducted by the Company or any Subsidiary, would be considered to be in the ordinary course of the Company's business.

       8.10 LEASE OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

       (a) leases of the Company and of Subsidiaries in existence on the Restatement Date and any renewal, extension or refinancing thereof;

       (b) operating leases entered into by the Company or any Subsidiary after the Restatement Date in the ordinary course of business; and

       (c) Capitalized Leases other than those permitted under clause (a) of this Section, entered into by the Company or any Subsidiary after the Restatement Date to finance the acquisition of equipment or real property.

       8.11 RESTRICTED PAYMENTS. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties,

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

cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that (a) any Subsidiary may make unlimited payments and distributions to the Company or to any Wholly-Owned Subsidiary and (b) the Company may:

              (i) declare and make dividend payments or other distributions payable solely in its common stock;

              (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

              (iii) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash in an amount not exceeding $5,000,000 in any calendar year; PROVIDED, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

       8.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $1,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       8.13 AMENDMENTS TO CHARTER DOCUMENTS. The Company will not, nor will it permit any Subsidiary to make any amendment or modification to any terms or provisions of its Certificate or Articles of Incorporation or bylaws which is materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Required Lenders.

       8.14 CHANGE IN BUSINESS. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the Closing Date.

       8.15 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

       8.16 DEBT TO EBITDAR RATIO. The Company shall not, as of the last day of any fiscal quarter, permit its Debt to EBITDAR Ratio to be greater than 3.0 to 1.0.

       8.17 FIXED CHARGE COVERAGE RATIO. The Company shall not, as of the last day of any fiscal quarter, permit its ratio of (a) EBITDAR for the period of four fiscal quarters then ending to (b) Fixed Charges for such four fiscal quarter period to be less than 2.5 to 1.0.

       8.18 QUARTERLY PROFITABILITY. The Company shall have Net Income for each fiscal quarter of at least $1.00.

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

       8.19 MAXIMUM COMBINATION OF CASH CAPITAL EXPENDITURES AND PERMITTED ACQUISITIONS. The Company shall not permit the total amount of the sum of
(a) Capital Expenditures PLUS (b) expenditures incurred to effect Permitted Acquisitions, in each case made or committed to be made by the Company and its Subsidiaries and paid for with consideration consisting of cash and other property, to exceed $75,000,000 in any calendar year; PROVIDED, that to the extent such sum in any calendar year is less than $75,000,000, the $75,000,000 limit for the following calendar year shall be increased by the amount of such shortfall; PROVIDED, FURTHER, the Company shall first use the initial amount permitted for the current year (without regard to the amount carried over from the previous calendar year, if any) and then the amount carried over from the previous calendar year to meet the requirements of this
SECTION 8.19 and any carried over amount not so utilized shall expire; and PROVIDED, FURTHER, that the Company may utilize in calendar year 2000 an additional amount equal to $7,032,000 carried forward from calendar year 1999 in accordance with the Prior Credit Agreement.

       8.20 PERMITTED ACQUISITIONS. The Company shall not permit the fair market value of common stock and common stock equivalents of the Company paid by the Company as consideration for any single Permitted Acquisition to exceed $50,000,000.

       8.21 SECURED AMOUNT. The Company shall not at any time permit the Secured Amount to be less than the Tranche A Loan Limit.

       8.22 RESTRICTIVE AGREEMENTS. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Subsidiary to (a) pay dividends or make other distributions (i) on its capital stock or (ii) with respect to any other interest or participation in, or measured by, its profits, (b) make loans or advances to the Company or any Subsidiary, (c) repay loans or advances from the Company or any Subsidiary, (d) grant Liens on any of its assets (other than assets which are subject to Permitted Liens and as to which the Company or such Subsidiary has agreed not to extend a second Lien) in favor of the Administrative Agent or any Lender to secure the Obligations or (e) transfer any of its properties or assets to the Company or any Subsidiary; PROVIDED, that any such agreement or arrangement to which any Subsidiary which is the subject of a Permitted Acquisition is a party at the time of such Permitted Acquisition may remain in effect for a period of thirty (30) days following the consummation of such Permitted Acquisition.

                                     ARTICLE IX

                                 EVENTS OF DEFAULT

       9.01 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

       (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

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

       (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

       (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SECTIONS 7.01, 7.02, 7.03 or
7.09 or in ARTICLE VIII; or

       (d) OTHER DEFAULTS. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or

       (e) CROSS-DEFAULT. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) giving effect to applicable grace periods; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable or to be required to be repurchased prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $1,000,000; or

       (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

       (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be

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dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

       (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of $1,000,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans and Multiemployer Plans at any time exceeds $1,000,000 (determined, in respect of Multiemployer Plans, by reference to the Unfunded Pension Liability for which the Company or any ERISA Affiliate may be liable); or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

       (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

       (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

       (k)    CHANGE OF CONTROL.  There occurs any Change of Control; or

       (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

       (m)    ADVERSE CHANGE.  There occurs a Material Adverse Effect; or

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       (n)    GUARANTOR DEFAULTS.  Any Guarantor fails in any material
respect to perform or observe any term, covenant or agreement in the Subsidiary Guaranty; or the Subsidiary Guaranty is for any reason in any material respect (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described in subsection (f) or (g) of this Section occurs with respect to a Guarantor; or

       (o)    COLLATERAL.

              (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

              (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest.

       9.02 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

       (a) declare the Commitment of each Lender to make Loans and any obligation of the Issuer to Issue Letters of Credit to be terminated, whereupon such Commitments and Obligations shall be terminated;

       (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

       (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (f) or (g) of SECTION 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuer or any Lender.

       9.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or

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remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                     ARTICLE X

                              THE ADMINISTRATIVE AGENT

       10.01 APPOINTMENT AND AUTHORIZATION; "ADMINISTRATIVE AGENT". (a) Each Lender hereby irrevocably (subject to SECTION 10.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

              (b) Each Issuer shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuer with respect thereto; PROVIDED, HOWEVER, that such Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
ARTICLE X with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this ARTICLE X, included such Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuer.

       10.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

       10.03 LIABILITY OF ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by

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the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

       10.04 RELIANCE BY ADMINISTRATIVE AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

       (a) For purposes of determining compliance with the conditions specified in SECTION 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

       10.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest

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

of the Lenders except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or at the request of the Lenders or the Required Lenders, as applicable.

       10.06 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent and financial statements and other materials provided pursuant to SECTION 7.01 or 7.02, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

       10.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), in accordance with such Lender's Pro Rata Share of all Loans, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

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

       10.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

       10.09 SUCCESSOR AGENT. The Administrative Agent may, and at the request of the Required Lenders, shall resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
ARTICLE X and SECTIONS 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Lenders unless BofA shall also simultaneously be replaced as the "Issuer" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

       10.10 WITHHOLDING TAX. (a) (i) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

       (A) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

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

       (B) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

       (C) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

       Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

              (ii) If any foreign Lender claims exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", such Lender agrees with and in favor of the Administrative Agent and the Company to deliver to the Administrative Agent and the Company a Form W-8BEN, or any subsequent versions thereof or successors thereto.

       (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

       (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

       (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

       (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not

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delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

       10.11 COLLATERAL MATTERS. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

       (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (iii) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in SUBSECTION 11.01(g). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this SUBSECTION 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this SECTION 10.11.

       (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

       10.12 CO-AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                     ARTICLE XI

                                   MISCELLANEOUS

       11.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

       (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.02);

       (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

       (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

       (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

       (e)    amend this Section, the definition of "Required Lenders", or
SECTION 2.13, or any provision herein providing for consent or other action by all Lenders;

       (f) increase the Tranche A Loan Limit to an amount in excess of $30,000,000 or amend SECTION 8.21; or

       (g) discharge any Guarantor, or release all or any material portion of the Collateral except as otherwise may be provided in the Collateral Documents or except where the consent of the Required Lenders only is specifically provided for;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document,
(ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuer under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

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       11.02  NOTICES.  (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 11.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

       (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to ARTICLE II, III or X to the Administrative Agent shall not be effective until actually received by the Agent, and notices pursuant to ARTICLE III to any Issuer shall not be effective until actually received by such Issuer at the address specified on SCHEDULE 11.02.

       (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

       11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       11.04  COSTS AND EXPENSES.  The Company shall:

       (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent and Issuer) and the Arranger within five (5) Business Days after demand (subject to SUBSECTION 5.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent and Issuer) and the Arranger in connection with the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan

Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent and Issuer) and the Arranger with respect thereto;

       (b) pay or reimburse the Administrative Agent, the Arranger, the Issuer and each Lender within five (5) Business Days after demand (subject to SUBSECTION 4.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

       (c) pay or reimburse BofA (including in its capacity as Administrative Agent and Issuer) within five (5) Business Days after demand (subject to SUBSECTION 4.01(e)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Administrative Agent and Issuer) in connection with the matters referred to under subsections (a) and (b) of this Section.

       11.05 COMPANY INDEMNIFICATION. (a) The Company shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender or assignment by any Lender of its Loans or Commitment) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

       (b) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

       11.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

       11.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

       11.08 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent and the Issuer, which consent of the Company shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Administrative Agent or the Issuer shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 or, if less, 100% of such Lender's outstanding Loans and/or Commitment; PROVIDED, HOWEVER, that the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee, (B) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT D ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (C) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500; PROVIDED, FURTHER, that upon receipt of notice from any Lender that such Lender intends, pursuant to this SECTION 11.08, to make any such assignment and delegation to an Assignee other than an Affiliate of such Lender or another Lender, then, so long as no Event of Default has occurred and is continuing, the Company shall have 10 days from the date of receipt of such notice to obtain an Assignee (which Assignee shall be reasonably satisfactory to the Administrative Agent and the assignor Lender) to accept such assignment and delegation from such Lender, in lieu of the Assignee specified by such assignor Lender, with such assignment to be made otherwise in compliance with this SECTION 11.08, except that the $3,500 processing fee shall be paid by the Company or the Assignee chosen by the Company; PROVIDED, FURTHER, that if any Assignee chosen by the Company pursuant to preceding proviso is found to be unsatisfactory to the assignor Lender, then the Company shall have an additional 10-day period to obtain another Assignee.

       (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and, if required, provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

       (c) Within five (5) Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with SUBSECTION 11.08(a)), the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

       (d) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in such register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each person whose name is recorded in such register as the owner of the Commitments and the Loans recorded therein for all purposes of this Agreement. The register shall be available for inspection by the Company, any Lender and their representatives, at any reasonable time and from time to time upon reasonable prior notice.

       (e) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in clause (a) (but only in respect of any increase of any Commitment of any originating Lender), (b) or (c) of the FIRST PROVISO to SECTION 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

       (f) Notwithstanding any other provision in this Agreement, (i) any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law and (ii) any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Company, pledge all or any portion of its rights under and interest in this Agreement to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities; PROVIDED, that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to
SECTION 11.08.

       11.09 CONFIDENTIALITY. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions, in accordance with such Lender's customary procedures for handling confidential information of this nature, and exercise due care to maintain the confidentiality of all information identified as "nonpublic", "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates, or (b) was or becomes available on a non-confidential basis from a source other than the Company or any Subsidiary, provided that such source is not bound by a confidentiality agreement with the Company or such Subsidiary known to the Lender; PROVIDED, HOWEVER, that any Lender may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Lender's independent auditors and other professional advisors, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (vii) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (viii) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; (ix) to its Affiliates; and (x) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender.

       11.10 SET-OFF. In addition to any rights and remedies of the Lenders provided by law and regardless of the adequacy of any of the Collateral, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

       11.11 AUTOMATIC DEBITS OF FEES. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

       11.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

       11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

       11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

       11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

       11.16 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF); PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

       (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

       11.17 WAIVER OF JURY TRIAL. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       11.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders, the Administrative Agent and the Co-Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

       11.19 RESTATEMENT DATE. The Company, each Lender, the Administrative Agent and the Co-Agents agree that on the Restatement Date the following transactions shall be deemed to occur automatically, without further action by any party hereto:

       (a) The Prior Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement.

       (b) The Administrative Agent shall, promptly after receipt of the Notes reflecting the amendments to the Prior Credit Agreement effected hereunder, cancel and return to the Company (upon receipt from the Lenders) the promissory notes being replaced by such Notes.

       The Company, each Lender, the Administrative Agent and the Co-Agents agree that (i) the restatement transactions provided in the foregoing sentence shall not be effective until the execution of this Agreement by all of the parties hereto and the satisfaction of the conditions precedent set forth in SECTION 4.01 hereof; (ii) all terms and conditions of the Prior Credit Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder, and thereafter shall continue to be effective only as amended and restated by this Agreement and (iii) the representations, warranties and covenants set forth herein shall become effective concurrently with the execution of this Agreement by all of the parties hereto.

       11.20 DEPARTING LENDER. Upon the effectiveness of this Agreement and the payment to the Departing Lender of the Obligations due it, (a) the Departing Lender shall have no further Commitment hereunder and (b) the Departing Lender shall cease to have any rights or duties as Lender hereunder; PROVIDED, that the Departing Lender shall remain entitled to indemnities hereunder which by their terms survive termination of this Agreement.

                              [signature pages follow]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                          TELETECH HOLDINGS, INC.



                                          By:  /s/ Norman Blome
                                             ----------------------------------
                                          Title:  Treasurer
                                                -------------------------------

                                          BANK OF AMERICA, NATIONAL ASSOCIATION
                                          (F/K/A BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION),
                                          as Administrative Agent

                                          By: /s/ David A. Johanson
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                          BANK OF AMERICA, NATIONAL ASSOCIATION
                                          (F/K/A BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION),
                                          as a Lender

                                          By: /s/ Charles W.A. Hagel
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                          FIRST UNION NATIONAL BANK,
                                          as a Lender and as Co-Agent

                                          By: /s/ Douglas A. Nickel
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                          U.S. BANK NATIONAL ASSOCIATION,
                                          as a Lender and as Co-Agent

                                          By: /s/ Joni M. Fish
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                          WELLS FARGO BANK N.A.,
                                          as a Lender and as Co-Agent

                                          By: /s/ Nancy Martorano
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                   SCHEDULE 2.01


                                    COMMITMENTS

                                AND PRO RATA SHARES

                                                               Pro Rata
Lender                                       Commitment          Share
----                                         ----------          -----
Bank of America, National Association        $21,000,000         28.0%

First Union National Bank                    $18,000,000         24.0%

U.S. Bank National Association               $18,000,000         24.0%

Wells Fargo Bank N.A.                        $18,000,000         24.0%

TOTAL                                        $75,000,000         100%

                                    SCHEDULE 11.02


                       OFFSHORE AND DOMESTIC LENDING OFFICES
                               ADDRESSES FOR NOTICES

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Administrative Agent

Bank of America, National Association
Agency Management Services #33499
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Vice President
            Telephone:  (312) 828-7933
            Facsimile:   (312) 974-9102

AGENT'S PAYMENT OFFICE:

Bank of America, National Association
Agency Management Services #33499
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Vice President
            Telephone:  (312) 828-7933
            Facsimile:   (312) 974-9102

BANK OF AMERICA, NATIONAL ASSOCIATION,
  as a Lender and as Issuer

DOMESTIC AND OFFSHORE LENDING OFFICE:
231 South LaSalle Street
Chicago, Illinois 60697

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):
Bank of America, National Association
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Vice President
            Telephone: (312) 828-4360
            Facsimile:  (312) 828-1974

FIRST UNION NATIONAL BANK

DOMESTIC AND OFFSHORE LENDING OFFICE:

201 S. College Street
Charlotte, North Carolina  28288-0749

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

First Union National Bank
201 S. College Street
CP-6
6th Floor
Mail Code NC 0760
Charlotte, North Carolina  28288-0760
Attention: Douglas Nickel
Telephone: (704) 383-4003
Facsimile: (704) 715-1117

U.S. BANK NATIONAL ASSOCIATION

DOMESTIC AND OFFSHORE LENDING OFFICE:

8401 East Belleview
Denver, Colorado 80237

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

U.S. Bank National Association
8401 East Belleview
Denver, Colorado 80237
Attention: Joni M. Fish
Telephone: (303) 771-2009
Facsimile:  (303) 290-8671

WELLS FARGO BANK N.A.

DOMESTIC AND OFFSHORE LENDING OFFICE:

1000 Lakes Drive
Suite 250
West Covina, California  91790

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

Wells Fargo Bank N.A.
1000 Lakes Drive
Suite 250
West Covina, California  91790
Attention: Nancy Martorano
Telephone: (626) 919-6614
Facsimile:  (626) 919-2909

TELETECH HOLDINGS, INC.

1700 Lincoln Street
Denver, Colorado 80203-4514
Attention: Norman Blome
Telephone: (303) 894-4040
Facsimile:  (303) 894-7372